Exhibit 4
YADKIN VALLEY FINANCIAL CORPORATION
1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN
     Yadkin Valley Financial Corporation, a North Carolina corporation (the “Corporation”), does herein set forth the terms of the its 1998 Employee Incentive Stock Option Plan (the “Plan”) which was assumed as a result of the reorganization of Yadkin Valley Bank and Trust Company.
1. Purpose
     The purpose of this Plan is to provide for the grant of options, as amended, to eligible officers and employees (“Eligible Employees”) of the Corporation and of any corporation or other entity of which the Corporation owns, directly or indirectly, not less than 50% of any class of equity securities (a “Subsidiary”) who wish to invest in the Corporation’s common stock, par value $1.00 per share (the “Common Stock”). These objectives will be promoted through the granting to employees of options to acquire shares of common stock pursuant to the terms of this Plan.
2. Administration
     The Plan shall be administered by a committee (the “Committee”) to be appointed from time to time by the Board of Directors of the Corporation (the “Board”) and shall serve at the pleasure of the Board. The Committee shall consist of not less than three (3) persons, all of whom shall be “disinterested persons” within the meaning of Rule 16b-3 of the Securities Exchange Commission, as amended. A “disinterested person” is an administrator who at the time he exercises discretion in administering the plan is not eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock options may be granted pursuant to any plan of the Corporation. All of the members of the Committee shall be members of the Board; however, such Directors must be “disinterested persons” as to the Plan within the meaning of Rule 16b-3. The Committee, from time to time, may adopt rules and regulations for carrying out the plan.
     Subject to the provisions of the Plan, the determinations or the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the options granted hereunder; (c) to prescribed, amend and rescind rules and regulations relating to the Plan (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (e) to make all other determinations necessary or advisable for the administration of the Plan.
     It shall be in the discretion of the Committee to grant options which quality as “incentive stock options” (as that term is defined in Section 422A of the Internal Revenue Code of 1984, as amended) or which will be given tax treatment as “nonqualified stock options”; however, whenever referenced is specifically made only to “incentive stock options” or “nonqualified stock options”, such reference shall be deemed to be made to the exclusion of the other.
     Any action of the Committee with respect to the Plan shall be taken by a majority vote at a meeting of the Committee or by written consent of all of the members of the committee without a meeting.
3. Stock Available for Options
     The stock to be subject to options under the Plan shall be authorized but unissued shares of common stock of the Corporation or, in the discretion of the Committee, issued shares which have been reacquired by the Corporation, not to exceed ten percent of the total shares outstanding. The total amount of stock for which options may be granted under the Plan shall not exceed two hundred and fifty thousand (250,000) shares. Such number of shares is subject to any capital adjustments as provided in Section 13. In the event that an option granted under the Plan to any employee expires or is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of options under the Plan; however, if the expiration or termination date of an option is beyond the terms of existence of the Plan as described in Section 17, then any shares covered by unexercised or terminated options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under the Plan.
4. Eligibility
Options shall be granted only to Eligible Employees who meet the following eligibility requirements:
(a) Such Eligible Employees must be an employee of the Corporation or any of its Subsidiaries. For this purpose, an individual shall be considered to be an Eligible Employee only if there exists between the Corporation or any of its Subsidiaries and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the collection of income tax at the source on wages shall be applied.
(b) Such individual, being otherwise eligible under this Section 4, shall have been selected by the Committee as a person to whom an option shall be granted under the Plan.
(c) A Director of the Corporation, who is not also an employee of the Corporation, will not be eligible to receive an option.
(d) In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant. An employee who has been granted an option under the Plan may be granted an additional option or options under the Plan, if the Committee shall so determine.
(e) Total grants to one individual under the Plan may not exceed 40% of the total shares allocated to the Plan.
5. Option Price
(a) The fair market value of a share of Common Stock shall be determined as follows:
          (i) If on the date as of which such determination is being made, the Common Stock is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported on each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available.
          (ii) If on the date as of which such determination is made, no such closing sale prices are reported, but quotations for the Common Stock are regularly listed on the National Association of Securities Dealers Nasdaq system or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made. If a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five- day period for which such prices are available.

          (iii) If no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the Common Stock, as selected by the Committee, for the trading date first preceding the date as of which such determination is made.
     If the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan. The option price is subject to any capital adjustment as provided in Section 13.
(b) The option price shall be payable to the Corporation by check, wire transfer, bank draft, or money order payable to the Corporation. No shares shall be delivered until full payment has been made. The Committee may not approve a reduction of such purchase price for any such option, or the regranting thereof to the same optionee at a lower purchase price.
6. Expiration of Options
     The Committee shall determine the expiration date or dates of each option, but such expiration date shall not be later than ten (10) years after the date such option is granted, The Committee, in its discretion, may extend the expiration date or dates of an option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described above.
7. Terms_and Conditions of Options
(a) All options must be granted within ten (10) years of the Effective Date of this Plan as provided in Section 18.
(b) The grant of options shall be evidenced by a written instrument containing terms and conditions established by the Committee consistent with the provisions of this Plan.
(c) The Committee may grant an option(s) to an Eligible Employee and stipulate that a portion of such option expires or becomes exercisable at a stated interval or that portions of such option expire or become exercisable at several stated intervals.
(d) An employee to whom an option has been granted shall have no rights as a stockholder with respect to any shares covered by the option until payment in full for the shares being purchased has been received by the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for, except as provided in Section 13 hereof.
8. Exercise of Options
(a) An optionee must have been continuously employed or remain in the employee of the Corporation for one year prior to or from the date of the grant before the right to exercise any part of the option granted to such employee will accrue. Each option granted under the Plan shall be exercisable in such annual installments as may be determined by the Committee at the time of the grant. The right to exercise options in annual installments may be cumulative. Except as provided in Sections 10 and 11, no option may be exercised at any time unless the holder thereof is then an employee of the Corporation or any of its Subsidiaries. The exercise of any stock option must be evidenced by written notice to the Corporation that the optionee intends to exercise options.

(b) No option may be exercisable and no shares may be acquired under the Plan prior to the timely filing by both the optionee and the Corporation of all appropriate documents that may be required by applicable federal and state securities laws and state corporate laws.
9. Termination of Employment-Except by Death, or Retirement
     If any optionee ceases to be employed by the Corporation or any of its Subsidiaries for any reason other than his death, disability retirement or normal retirement, his option shall immediately terminate. Whether a leave of absence shall constitute a termination of employment shall be determined by the Committee, whose decision shall be final and conclusive. Permanent and total disability shall be as such term as defined in Section 105(d) of the Code.
10. Termination of Employment-Retirement
     If the optionee ceases to be employed by the Corporation or any of its Subsidiaries due to retirement upon attaining normal retirement age, he may, at any time within three (3) months after his date of retirement, but not later than the expiration date of the option, exercise the option to the extent the employee was entitled to do so on his date of retirement.
     If any optionee ceases to be employed by the Corporation or any of its Subsidiaries due to his becoming disabled for purposes of any long term disability plan of the Corporation or any of its Subsidiaries, he may at any time within twelve (12) months after his date of disability but not later than the date of the expiration of the option, exercise the option to the same extent the employee was entitled to do so on his date of disability.
     If an optionee dies while in the employment of the Corporation or any of its Subsidiaries, the person(s) to whom the option is transferred by will or by the laws of descent and distribution may at any time within twelve (12) months after his death, but not later than the date of expiration of the option, exercise the option to the same extent and upon the same terms and conditions the employee would have been entitled to do had he lived.
     Any options or portions of options not so exercised shall terminate.
12. Restrictions of Transfer
An option granted under this Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercisable only by such optionee.
13. Capital Adjustments Affecting Common Stock
(a) If the outstanding shares of the common stock of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation or shares of a different par value or without par value through reorganization, recapitalization, reclasssification, stock dividend, stock split, amendment to the Corporation’s Articles of Incorporation or reverse stock split, an appropriate adjustment shall be made in the number and/or kind of securities allocated to the options previously and subsequently granted under the Plan, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding options but with a corresponding adjustment in the price for each share or other unit of any security covered by the options.
(b) Upon the effective date of the dissolution of liquidation of the Corporation, or of a reorganization, merger or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation or a transfer of substantially all the property or more than eighty percent (80%) of the then outstanding shares of the Corporation to another corporation (all such events hereinafter referred to as a “Corporate Reorganization”), the Plan and any option previously granted hereunder shall terminate unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor employer corporation, or of a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices granted or the new options substituted therefore shall continue in the manner and under the terms so provided. In the event of a

Corporate Reorganization, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of options theretofore granted or for the substitution of such options or new options covering the shares of a successor employer corporation or a parent or subsidiary thereof, then such optionee under the Plan shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares under his option which he would otherwise have been entitled to purchase during the remaining term of such option. In the event of a Corporate Reorganization and if provision is made for continuance of the Plan and for the assumption of options theretofore granted, all optionees under the Plan shall be entitled to elect (i) to receive in substitution for all options held by such optionee new options covering the shares of the successor employer corporation, or of a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices thereof; or (ii) prior to the effective date of any such Corporate Reorganization, to purchase the full number of shares under his option which he would otherwise have been entitled to purchase during the remaining term of such option.
(c) To the extent that the foregoing adjustments relate to particular stock or securities of the Corporation subject to option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.
(d) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
(e) No fractional shares of stock shall be issued under the Plan for any such adjustment.
14. Conditions on Issuance of Shares
     Shares shall not be issued with respect to any option granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Exchange Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the shares may then be listed.
     As a condition to the exercise of an option, the Corporation may require the person exercising the option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of Federal or state securities law.
15. Application of Funds
     The proceeds received by the Corporation from the sale of common stock pursuant to options will be used for general corporate purposes.
16. No Obligation to Exercise Option
     The granting of an option shall impose no obligation upon the optionee to exercise such option.
17. Termination and Expiration of the Plan.
     This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in Paragraph 18 hereof.
18. Effective Date of Plan
     This Plan became effective April I, 1998.

19. Time of Granting of Options
     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee or the shareholders of the Corporation and no action taken by the Committee shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only when a written option agreement shall have been duly executed and delivered by and on behalf of the Corporation.
20. Amendment
     The Committee may at any time alter, or change the Plan, however, any suspension or termination of the Plan will acquire approval by the Board. Except for governmental or regulatory disapproval of the Plan at any subsequent time, the Committee, may not, without the consent of the holder of an option previously granted, make any alteration which would deprive him of his rights with respect thereto or, without the approval of the stockholders, make any alteration which would (a) increase the number of aggregate shares subject to the option under this Plan or decrease the minimum option price except as provided in Section 13; or (b) extend the term of this Plan as provided in Section 17 or the maximum period during which any option may be exercised as provided in Section 6.
21. Other Provisions
     The option agreements authorized under this Plan shall contain such other provisions not inconsistent with the he foregoing, including, without limitation, increased restrictions upon the exercise of the option, as the Committee may deem advisable.